Exhibit 99.1

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FRB	WEBER SHANDWICK
FINANCIAL COMMUNICATIONS
RE:	FTI Consulting, Inc.

900 Bestgate Road

Annapolis, MD 21401

(410) 224-8770

FOR FURTHER INFORMATION:

AT FTI CONSULTING:	AT FRB|WEBERSHANDWICK:

Jack Dunn Chairman & CEO (410) 224-1483	Marilyn Windsor General Inquiries (702) 515-1260	Lisa Fortuna Analyst Inquiries (312) 640-6779	Tim Grace Media Inquiries (312) 640-6667

FOR IMMEDIATE RELEASE

WEDNESDAY, JULY 23, 2003

FTI CONSULTING, INC. ANNOUNCES RECORD SECOND QUARTER RESULTS

Seventeenth Consecutive Quarter of Year-Over-Year Record Results;

Reports $0.44 per Fully Diluted Share from Continuing Operations

ANNAPOLIS, MD, July 23, 2003—FTI Consulting, Inc. (NYSE: FCN), the premier national provider of turnaround, bankruptcy and litigation-related consulting services, today reported results for the second quarter ended June 30, 2003. Results from continuing operations for the quarter include the contribution from its August 31, 2002 acquisition of the domestic Business Recovery Services Division (BRS) of PricewaterhouseCoopers, which was not included in second quarter results for 2002. Continuing operations exclude the results of the company’s discontinued SEA practice group, currently held for sale. All prior year period results have been adjusted to reflect the three-for-two stock split effected as a stock dividend paid to shareholders on June 4, 2003.

Second Quarter Results from Continuing Operations

For the quarter, revenues were $94.5 million, an increase of 137.4 percent compared with $39.8 million for the comparable period in 2002. Income from continuing operations grew 213.6 percent to $18.5 million from $5.9 million in the comparable quarter last year, and earnings from continuing operations per share grew 144.4 percent to $0.44 on a diluted basis compared with $0.18 for the comparable period in the prior year. Including the results of the discontinued operations, earnings per share on a diluted basis were $0.38. Discontinued operations, as discussed further below, include a writedown in the carrying value of the net assets of the discontinued business.

Cash flow provided by operations was $34.7 million compared with $14.6 million in the second quarter of the prior year. Earnings from continuing operations before interest, taxes, depreciation and amortization of property and equipment, which is included in selling, general and administrative expenses, and amortization of other intangible assets, which is reflected as a separate line item in the company’s consolidated statements of income (EBITDA), were $34.0 million compared with $11.7 million in the prior year, an increase of 190.6 percent. Although EBITDA is not a measure of

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financial condition or performance determined in accordance with Generally Accepted Accounting Principles, the company believes that the use of EBITDA as a supplemental financial measure is indicative of the company’s capacity to service debt and thereby provides additional useful information to investors regarding the company’s financial condition and results of operations.

At June 30, 2003, FTI had cash and cash equivalents of $112.5 million. Total long-term debt at June 30, 2003 was $35.9 million, and no amounts were outstanding under the company’s $100 million revolving line of credit.

Utilization of billable personnel was approximately 85 percent for the quarter. Average rate per hour for the quarter was $350. Total and billable headcounts at June 30, 2003, were 761 and 587, respectively.

Commenting on the quarter, Jack Dunn, chairman and chief executive officer, said, “The results for the quarter are a tribute to our people and to the franchise they are building at FTI. Our earnings and cash flow performance underscores the evolution of our company over the last 17 quarters. In terms of financial resources, systems, facilities, and management, we are well positioned to diversify our services and serve our clients in a changing and diverse marketplace. It is results like these that enable us to strengthen the FTI brand, seek appropriate acquisitions, and anticipate opening an office in the United Kingdom before the end of 2003.”

Six-Month Results from Continuing Operations

For the six months, revenues from continuing operations increased 152.1 percent to $195.9 million compared with $77.7 million in the prior year. Revenues from continuing operations increased 15.8 percent compared with pro forma revenues from continuing operations of $169.1 million for the six months ended June 30, 2002, assuming the August 31, 2002 acquisition of BRS had occurred at the beginning of 2002. Income from continuing operations was $37.0 million, an increase of 233.3 percent over $11.1 million in the prior year. Earnings from continuing operations per diluted share were $0.89 compared with earnings from continuing operations per diluted share of $0.34 for the 2002 period, or a 161.8 percent increase, and increased 25.4 percent compared with $0.71 earnings from continuing operations per diluted share on a pro forma basis for the six months ended June 30, 2002. Results for the six months ended June 30, 2002 for BRS are only available for the entire six-month period and not separately for the first or second quarters. Accordingly, pro forma results are only available for the combined six-month period.

EBITDA increased by 211.7 percent to $69.2 million for the first six months of 2003, compared with $21.9 million in the first six months of 2002. Cash flow provided by operations for the six months was $53.8 million compared with $13.0 million in the prior year.

President and chief operating officer, Stewart Kahn, said, “We are very pleased to have exceeded our stated goals of 15 percent top-line growth and 20 percent or better on the bottom line for the past six months. As expected, seasonal factors affected our business in the second quarter, particularly within the newly acquired BRS business, which showed more sensitivity to these factors than FTI had experienced historically. These seasonal factors contributed to a decrease in our overall utilization and revenue compared to the first quarter. We continue to experience higher turnover than in prior years, primarily at the lesser-experienced levels, that resulted in an 18 percent annualized turnover rate this

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quarter and a reduced billable headcount. Nonetheless, as our average billing rates and average experience level of our staff increased, we exceeded our targets, and the significant variable components of our compensation systems also allowed us to maintain high margins.

Kahn added, “Continued strong demand for our forensic accountants in assisting companies and their boards in reviewing their accounting and financial reporting, as well as continued strong trial support activity, have been drivers of our growth. Our restructuring business remains very strong and approximates 70 percent of our overall operations. We are also pleased to have completed the capital expenditures associated with integrating the BRS practice. Our cash flow from operations increased to a record level for the quarter and days sales outstanding continue to be lower than historic levels.”

Discontinued Operations

Income from operations of discontinued operations, net of income taxes, amounted to $686,000, or $0.02 per share, for the second quarter of 2003 compared with $780,000, or $0.02 per share, for the second quarter of 2002. Income from operations of discontinued operations was $1.9 million, or $0.04 per share, for the first six months of 2003 compared with $2.2 million, or $0.07 per share, for the first six months of 2002. FTI is currently seeking qualified buyers for its SEA group, and is unable to predict when it will be able to sell it or at what price, however, the SEA group’s value is estimated to be in the $16.0 million to $18.0 million range based on discussions with investment bankers retained by the company and with prospective buyers. Based on the lower end of such range, the company would not recover the full carrying value of the net assets of the group and accordingly has provided for a $3.0 million loss, or $0.07 per share, from sale of discontinued operations in its second quarter 2003 financial statements.

Outlook for Remainder of 2003

Based on current trends, FTI believes that its stated goals of generating 15 percent or greater annual growth in revenues and 20 percent or greater growth in earnings per share from continuing operations, excluding acquisitions, is achievable. To the extent that the results of the second quarter exceed market expectations, the difference should be added in considering FTI’s outlook for the remainder of 2003.

Second Quarter Conference Call

FTI will hold a conference call to discuss second quarter results and management’s outlook for the rest of 2003 at 11:00 a.m. EDT on Thursday, July 24, 2003. The call can be accessed live and will be available for replay over the Internet by logging onto www.vcall.com as well as on the company’s website, www.fticonsulting.com, for 90 days.

About FTI Consulting

FTI Consulting is a multi-disciplined consulting firm with leading practices in the areas of turnaround, bankruptcy and litigation-related consulting services. Modern corporations, as well as those who advise and invest in them, face growing challenges on every front. From a proliferation of “bet-the-company” litigation to increasingly complicated relationships with lenders and investors in an ever-changing global economy, U.S. companies are turning more and more to outside experts and consultants to meet these complex issues. FTI is dedicated to helping corporations, their advisors, lawyers, lenders and investors meet these challenges by providing a broad array of the highest quality professional practices from a single source.

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This press release includes “forward-looking” statements that involve uncertainties and risks. There can be no assurance that actual results will not differ from the company’s expectations. The company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this may occur from time to time in the future. As a result of these possible fluctuations, the company’s actual results may differ from our projections. Other factors that could cause such differences include pace and timing of additional acquisitions, the company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, and other risks described in the company’s filings with the Securities and Exchange Commission.

FTI is on the Internet at www.fticonsulting.com.

-FINANCIAL TABLES FOLLOW-

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FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2003 AND 2002

(in thousands of dollars, except share and per-share data)

	Three Months Ended
	06/30/2003	06/30/2002
	(unaudited)
Revenues	$94,526	$39,790
Direct cost of revenues	43,074	19,539
Selling, general and administrative expenses	18,787	9,741
Amortization of other intangible assets	775	—

Total costs and expenses	62,636	29,280

Operating income	31,890	10,510
Interest expense, net	741	601

Income from continuing operations before income taxes	31,149	9,909
Income taxes	12,615	4,001

Income from continuing operations	18,534	5,908
Income from operations of discontinued operations, net of income taxes(1)	686	780
Loss from sale of discontinued operations, net of income taxes	(3,020)	—

Net income	$16,200	$6,688

Income from continuing operations per common share, basic	$0.45	$0.20
Income (loss) from discontinued operations per common share, basic	(0.06)	0.03

Earnings per common share, basic	$0.39	$0.22

Weighted average shares for basic(2)	41,343	30,264

Income from continuing operations per common share, diluted	$0.44	$0.18
Income (loss) from discontinued operations per common share, diluted	(0.05)	0.02

Earnings per common share, diluted	$0.38	$0.21

Weighted average shares for diluted(2)	42,524	32,471

(1)	Revenues included in discontinued operations were $8,052 and $11,285 for the three months ended June 30, 2003 and 2002, respectively.

(2)	Weighted average shares have been adjusted to reflect the three-for-two stock split effected as a stock dividend paid to shareholders on June 4, 2003.

Supplemental Financial Data

	Three Months Ended
	06/30/2003	06/30/2002
	(in thousands)
EBITDA from continuing operations(3)
EBITDA Reconciliation:
Reported operating income	$31,890	$10,510
Depreciation and amortization	2,076	1,210

EBITDA from continuing operations	$33,966	$11,720

(3)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure defined as operating income before depreciation and amortization. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

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FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR SIX MONTHS ENDED JUNE 30, 2003 AND 2002

(in thousands of dollars, except share and per-share data)

	Six Months Ended
	06/30/2003	06/30/2002
	(unaudited)
Revenues	$195,877	$77,697
Direct cost of revenues	89,610	38,234
Selling, general and administrative expenses	39,954	19,550
Amortization of goodwill and other intangible assets	1,550	—

Total costs and expenses	131,114	57,784

Operating income	64,763	19,913
Interest expense, net	2,571	1,331

Income from continuing operations before taxes	62,192	18,582
Income taxes	25,190	7,501

Income from continuing operations	37,002	11,081
Income from operations of discontinued operations, net of income taxes(1)	1,916	2,211
Loss from sale of discontinued operations, net of income taxes	(3,275)	—

Net income	$35,643	$13,292

Income from continuing operations per common share, basic	$0.92	$0.37
Income (loss) from discontinued operations per common share, basic	(0.03)	0.07

Earnings per common share, basic	$0.89	$0.44

Weighted average shares for basic(2)	40,003	29,971

Income from continuing operations per common share, diluted	$0.89	$0.34
Income (loss) from discontinued operations per common share, diluted	(0.03)	0.07

Earnings per common share, diluted	$0.86	$0.41

Weighted average shares for diluted(2)	41,438	32,252

(1)	Revenues included in discontinued operations were $17,516 and $24,058 for the six months ended June 30, 2003 and 2002, respectively.
(2)	Weighted average shares have been adjusted to reflect the three-for-two stock split effected as a stock dividend paid to shareholders on June 4, 2003.

Supplemental Financial Data

	Six Months Ended
	06/30/2003	06/30/2002
	(in thousands)
EBITDA from continuing operations(3)
EBITDA Reconciliation:
Reported operating income	$64,763	$19,913
Depreciation and amortization	4,406	1,990

EBITDA from continuing operations	$69,169	$21,903

(3)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure defined as operating income before depreciation and amortization. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

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FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE, 2003 AND 2002

(in thousands of dollars)

	June 30, 2003	June 30, 2002

	(unaudited)
Operating activities
Net income	$35,643	$13,292
Adjustment to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and other amortization	2,856	2,301
Amortization of other intangible assets	1,550	—
Income tax benefit from stock option exercises	11,052	7,027
Provision for doubtful accounts	3,799	139
Non-cash charge on sale of discontinued operations	3,109	—
Other	1,064	399
Changes in operating assets and liabilities:
Accounts receivable, billed and unbilled	(1,949)	(9,697)
Income taxes, current and deferred	1,510	896
Accrued compensation expense	(1,622)	(1,389)
Billings in excess of services provided	(3,369)	1,487
Other current assets and liabilities	192	(1,473)

Net cash provided by operating activities	53,835	12,982
Investing activities
Purchase of property and equipment, net	(5,464)	(4,154)
Cash received from sale of discontinued operations	2,150	—
Acquisition of subsidiaries and contingent payments	(408)	(3,362)
Change in other assets	886	(383)

Net cash used in investing activities	(2,836)	(7,899)
Financing activities
Issuance of common stock and exercise of options	13,734	5,462
Proceeds from stock offering	99,223	—
Repayments on long-term debt	(61,954)	(2,166)
Changes in long-term liabilities	585	1

Net cash provided by financing activities	51,588	3,297

Net decrease in cash and cash equivalents	102,587	8,380
Cash and cash equivalents at beginning of period	9,906	12,856

Cash and cash equivalents at end of period	$112,493	$21,236

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FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2003 AND DECEMBER 31, 2002

(in thousands of dollars, except share data)

	June 30, 2003	December 31, 2002
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$112,493	$9,906
Accounts receivable, less allowances	37,853	28,271
Unbilled receivable, less allowances	20,228	35,576
Other current assets	4,725	5,529
Current assets of discontinued operations	8,356	11,084

Total current assets	183,655	90,366

Property and equipment, net	17,551	14,938
Goodwill, net	304,548	299,241
Other intangible assets, net	2,517	4,067
Other assets	6,392	5,999
Non-current assets of discontinued operations	9,658	14,920

Total Assets	$524,321	$429,531

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued expenses	$32,170	$36,810
Deferred income taxes	193	193
Current portion of long-term debt	20,000	20,000
Billings in excess of services provided	16,552	19,921
Current liabilities of discontinued operations	—	664

Total current liabilities	68,915	77,588

Long-term debt, less current portion	15,879	77,833
Deferred income taxes and other liabilities	11,478	7,135
Stockholders’ equity
Preferred stock, $.01 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value; 75,000,000 shares authorized; 41,767,538 and 36,006,438 shares issued and outstanding in 2003 and 2002, respectively	418	360
Additional paid-in capital	324,375	200,456
Unearned compensation	(229)	(346)
Retained earnings	103,841	68,198
Accumulated other comprehensive income (loss)	(356)	(693)

Total stockholders’ equity	428,049	267,975

Total Liabilities and Stockholders’ Equity	$524,321	$430,531

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